Exhibit 16.1

8181 East Tufts Avenue, Suite 600 Denver, Colorado 80237-2579 P: 303-740-9400 F: 303-740-9009 www.EKSH.com EKS&H LLLP

October 4, 2018

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Carbon Energy Corporation’s statements included under Item 4.01 of its Form 8-K filed on October 4, 2018, and we agree with such statements concerning our firm.

EKS&H LLLP